Exhibit 10.1

GE Capital

Commercial Equipment Financing
General Electric Capital Corporation
16479 Dallas Parkway, Suite 300, Addison, TX 75001
972 713-2500

October 28, 2004

Mr. Wayne Whitener

TGC Industries, Inc.

1304 Summit Ave. Ste. 2

Plano, TX 75074

GE Capital Financing Transaction - Account # 4158983-001

Dear Mr. Whitener:

Thank you for allowing GE Capital to finance your recent equipment acquisition. Enclosed in this package are copies of the executed documents for this transaction.

GE Capital is here to serve you. If you need assistance regarding your account, please feel free to contact our Customer Service Department at (800) 362-0135.

Providing quality service is our commitment to you. To help us learn how to improve the service we provide to you, you may be contacted to participate in a customer satisfaction survey. We encourage your participation in this survey and thank you in advance for your input. If you have additional financing needs, please contact David Swan (972) 713-2531.

Once again, we wish to express our sincere appreciation for allowing GE Capital this opportunity to assist you with your financing needs. We look forward to servicing you again soon.

Very truly yours,

General Electric Capital Corporation Commercial Equipment Financing

/s/ Sharon Ersch
Sharon Ersch
Credit Assistant

A GE Capital Services Company

PROMISSORY NOTE

10/26/04

(Date)

FOR VALUE RECEIVED, TGC Industries, Inc. a corporation located at the address stated below (“Maker”) promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 16479 Dallas Parkway #300, Addison, TX 75001-2512 or at such other place as Payee or the holder hereof may designate, the principal sum of Two million three hundred eighty-six thousand six hundred forty-nine and no/100 Dollars ($2,386,649.00), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed per annum simple interest rate of Six and 85/100 percent (6.85%).

Subject to the other provisions hereof, the principal on this Note is payable in lawful money of the United States in Thirty-six (36) consecutive monthly installments as follows:

Periodic
Installment		Amount
35	@	$66,295.81

each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding unpaid principal. The first Periodic Installment shall be due and payable on December l, 2004 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each, a “Payment Date”). In addition to the payments of principal provided above, accrued interest shall be payable on the Payment Date.

All payments shall be applied first to interest and then to principal. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year).

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a “Security Agreement”).

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (I0) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

Prior to the first annual anniversary date of this Note: Three percent (3%)

Thereafter and prior to the second annual anniversary date of this Note: Two percent (2%)

Thereafter and prior to the third annual anniversary date of this Note: One percent (1%)
and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any others as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s actual attorneys’ fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

TGC Industries, Inc.

/s/ David Swan	By:	/s/ Wayne Whitener
(Witness)
David Swan	Name:	Wayne Whitener
(Print name)
16479 Dallas Pkwy, Addison, TX	Title:	President/CEO
(Address)
	Federal Tax ID #:	742095844

Address: 1304 Summit Ave Suite 2, Plano, Collin County, TX 75074

COLLATERAL SCHEDULE NO. 001

THIS COLLATERAL SCHEDULE NO. 001 is annexed to and made a part of that certain Master Security Agreement dated as of 10/22/04 between General Electric Capital Corporation, together with its successors and assigns, if any, as Secured Party and TGC Industries, Inc. as Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated 10/26/04 in the original principal amount of $2,386,649.00.

Quantity	Manufacturer	Serial Number	Year/Model and Type of Equipment

1	ARAM Aries	SP376	Seismic Processor Module w/ fast download capability. More fully described on Schedule B attached
4	ARAM Ariies		PC - Quad Line Interface Cards. More fully described on Schedule B attached
1	ARAM Ariies		Impulse Source Software. More fully described on Schedule B attached
1	ARAM Aires		Vibroseis Option. More fully described on Schedule B attached
2	Misc Test Equipment		Additional Flat Panel Display Units w/ Mounting Hardware. More fully described on Schedule B attached
1	ARAM Aries		Standard installation kit. More fully described on Schedule B attached
1	Mist Test Equipment	TD276	Dual 3490 tape drive w/ mounting hardware. More fully described on Schedule B attached
1	Misc Test Equipment	20235	iSYS-VI 2 thermal plotter w/ mounting hardware
350	AMAR Aries		Remote Acquisition Module (Rams). More fully described on Schedule B attached
18	ARAM Aries		Line Tap Unit (A-LTUs). More fully described on Schedule B attached
480	ARAM Aries		Lead Acid Battery Pack. More fully described on Schedule B attached
16	ARAM Aries		Lead Acid Battery Charger. More fully described on Schedule B attached
700	ARAM Aries		Seismic Land-Lt Cable 300M
1400	ARAM Aries		Land Cable Back to Backs integrated. More fully described on Schedule B attached
36	ARAM Aries		Seismic Multiport Baseline Cable 280M. More fully described on Schedule B attached
72	ARAM Aries		Land Baseline Cable Back to Backs Integrated. More fully described on Schedule B attached
4	ARAM Aries		Multiport Baseline Splitter Cable. More fully described on Schedule B attached
4	Misc Test Equipment		Hand held test unit w/ meter and matching Geophone Adapter. More fully described on Schedule B attached
4	Misc Test Equipment		Power Head w/ 9-volt Battery
1	ARAM Aries		Battery Discharge Station. More fully described on Schedule B attached
1	International	1HTLDTVN8EHA55043	1984	Truck

Equipment immediately listed above is located at: 1304 Summit Ave, Suite 2, Plano, Collin County, TX 75074

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		TGC Industries, Inc.

By:	/s/ Chris Jones	By:	/s/ Wayne Whitener

Name:	CHRIS JONES	Name:	Wayne Whitener

Title:	SENIOR RISK ANALYST	Title:	President/CEO

Date:	10-26-2004	Date:	10/22/04

SCHEDULE B

TO COLLATERAL SCHEDULE NO. 001

Naming General Electric Capital Corporation as Secured Party
and TGC Industries, Inc. as Debtor

Device	Serial Number	Qty
ARIES Central System	ACS091	1
Seismic Processing Module	SP376-	1
Tape Drive Module	TD276-	1
Power Supply Module	PS087	1
Aries Remote Acquisition Module	see attached List	350
ARIES Line Tap Units	see attached List	18
ARIES Lead Acid Battery Packs	Not Available at this time	480
ARIES Lead Acid Battery Chargers	154	1
ARIES Lead Acid Battery Chargers	96	1
ARIES Lead Acid Battery Chargers	139	1
ARIES Lead Acid Battery Chargers	114	1
ARIES Lead Acid Battery Chargers	73	1
ARIES Lead Acid Battery Chargers	88	1
ARIES Lead Acid Battery Chargers	63	1
ARIES Lead Acid Battery Chargers	85	1
ARIES Lead Acid Battery Chargers	149	1
ARIES Lead Acid Battery Chargers	140	1
ARIES Lead Acid Battery Chargers	142	1
ARIES Lead Acid Battery Chargers	146	1
ARIES Lead Acid Battery Chargers	14B	1
ARIES Lead Acid Battery Chargers	152	1
ARIES Lead Acid Battery Chargers	146	1
ARIES Lead Acid Battery Chargers	91	1
ARIES Seismic Lead-Lt Cable 300m	see attached List	700
ARIES Multiport Baseline Cables 280m	see attached List	36
Aries Multiport Baseline Splitter Cables	7609-025	1
Aries Multiport Baseline Splitter Cables	7609-019	1
Aries Multiport Baseline Splitter Cables	7609-020	1
Aries Multiport Baseline Splitter Cables	5408-004	1
HandHeld Test Unit	91	1
HandHeld Test Unit	97	1
HandHeld Test Unit	92	1
HandHeld Test Unit	79	1
Power Head	N/A	4
Battery Discharge Station	69	1
V12 Plotter	20235	1

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

Remote Acquisition Module

RAMS
16552	18182	18858	19844	20059	20214	20346	20499	20799
17097	18184	18704	19847	20083	20217	20347	20501	20800
17113	18186	18723	19855	20064	20219	20348	20503	20808
17154	18195	18747	19857	20085	20227	20354	20504	20809
17348	18205	18778	19863	20071	20231	20362	20506	20818
17398	18220	18786	19864	20081	20234	20363	20508	20825
17442	18228	18830	19865	20082	20235	20365	20512	20828
17446	18230	18850	19868	20087	20241	20367	20519	20833
17571	18231	18854	19881	20088	20245	20373	20521	20834
17630	18234	18855	19885	20089	20252	20378	20522	20858
17632	18242	18864	19890	20090	20261	20386	20523	20857
17634	18269	18865	19893	20092	20266	20391	20524	20866
17649	18287	18866	19897	20093	20277	20393	20527	20871
17691	18289	18888	19899	20094	20283	20396	20529	20886
17703	18292	18880	19928	20097	20284	20398	20532	20888
17704	18314	19012	19934	20099	20288	20401	20535	20890
17728	18321	19028	19946	20122	20290	20409	20544	20892
17752	18324	19073	19947	20130	20291	20410	20547	20894
17769	18326	19084	19950	20143	20292	20421	20551	20917
17773	18336	19086	19959	20144	20294	20422	20556	20926
17831	18348	19262	19963	20145	20297	20423	20577	20939
17846	18350	19287	19968	20146	20298	20425	20601	20946
17849	18367	19354	19974	20151	20303	20434	20612	20999
17863	18384	19373	19979	20152	20305	20440	20618	21110
17888	18396	19377	19986	20153	20306	20442	20648	21210
17892	18401	19446	19988	20154	20307	20444	20688	21216
17944	18404	19460	19989	20155	20308	20445	20695	21219
17956	18405	19501	19993	20157	20309	20449	20707	21220
17968	18408	19522	19998	20159	20313	20453	20720	21237
17987	18412	19576	20008	20160	20314	20459	20725	21249
18003	18426	19602	20012	20163	20315	20461	20745
18009	18427	19610	20026	20166	20316	20462	20751
18021	18441	19612	20027	20167	20317	20463	20760
18087	18443	19619	20029	20171	20318	20465	20764
18108	18453	19622	20031	20184	20321	20475	20765
18140	18457	19666	20033	20185	20335	20479	20775
18145	18478	19722	20034	20191	20341	20487	20785
18180	18488	19752	20039	20192	20342	20488	20786
18164	18507	19780	20048	20207	20343	20491	20787
18174	18855	19841	20057	20213	20345	20494	20797

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

Line Tap Units

TAPS

12631
12660
12664
12672
12674
12677
12681
12688
12718
12720
12722
12793
12726
12727
12729
12732
12734
12735

ARIES Seismic Lead-Lt Cable 300m

BOX:   1865

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-273	51637-181	51637-199	51637-218	51637-253	51637-291
5520-073	5520-101	8520-137	5520-150	5520-203	5520-287
5520-292	5520-334	5520-400	5520-411	5520-464	6424-014
6424-040	6424-104	6424-188	6424-203	6424-513	6424-564
8090-043	8098-063	8098-156	8098-180	8098-193	8122-050
8122-083	8122-087	8224-017	8224-042	8280-002

Quantity:   35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1872

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-174	5159-062	5159-078	51637-076	51637-248	5520-029
5520-036	5520-081	5520-123	5520-129	5520-216	5520-222
5520-344	5520-364	5520-379	5520-396	5520-450	5520-482
6424-106	6424-134	6424-301	6424-394	6424-554	6424-585
8090-015	8090-070	8098-099	8098-118	8098-175	8122-089
8224-014	8224-047	8224-067	8224-096	8224-116

Quantity: 35

BOX:     1873

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-054	3146-204	3146-212	5159-051	5159-075	51637-090
51637-202	5520-056	5520-059	5520-213	5520-225	5520-277
5520-281	5520-313	5520-347	5520-423	6424-036	6424-062
6424-070	6424-152	6424-280	6424-379	6424-389	6424-397
6424-427	6424-457	6424-559	6424-597	8098-022	8098-045
8098-056	8098-154	8224-036	8224-123	8224-128

Quantity:  35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1874

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-034	3146-192	3146-267	3146-272	3146-280	5159-060
51637-216	51637-246	5520-021	5520-033	5520-105	5520-164
5520-170	5520-335	5520-338	5520-368	5520-391	5520-395
5520-485	5520-491	6424-035	6424-150	6424-170	6424-369
6424-377	6424-399	6424-511	8098-027	8098-092	8098-128
8098-146	8098-166	8122-048	8224-093	8280-004

Quantity:  35

BOX:     1875

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-073	3146-224	5159-016	51637-234	51637-276	5520-022
5520-083	5520-144	5520-211	5520-311	5520-328	5520-366
5520-490	6424-047	6424-060	6424-146	6424-167	6424-242
6424-274	6424-382	6424-424	6424-530	6424-586	8090-007
8090-091	8090-096	8098-081	8098-094	8122-011	8122-078
8224-005	8224-069	8224-136	8224-138	8280-025

Quantity:  35

BOX:     1876

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-010	3146-032	3146-129	3146-180	3146-181	3146-221
3146-276	51637-110	51637-236	5520-050	5520-194	5520-267
5520-304	5520-337	5520-361	5520-378	5520-451	6424-156
6424-196	6424-210	6424-225	6424-241	6424-248	6424-269
6424-484	6424-510	6424-528	6424-551	8090-008	8090-011
8090-018	8090-108	8098-122	8098-137	8224-028

Quantity:  35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1877

4 T/O CABLESFOR TIDELANDS

3D ARIES CABLES

3146-001	3146-013	3146-121	3146-184	3146-244	3146-259
3146-289	5159-017	51637-008	51637-180	51637-240	51637-252
5520-001	5520-035	5520-280	5520-405	6424-064	6424-137
6424-166	6424-307	6424-331	6424-493	8090-012	8090-029
8090-109	8090-125	8098-031	8098-147	8098-149	8122-091
8224-026	8224-076	8224-105	8224-135	8280-009

Quantity:  35

BOX:     1878

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-079	3146-091	3146-165	3146-296	51637-244	51637-255
51637-280	5520-006	5520-037	5520-125	5520-160	5520-178
5520-353	5520-354	5520-376	5520-406	5520-416	5520-456
6424-092	6424-354	6424-406	6424-441	6424-442	6424-481
6424-487	6424-577	8098-034	8098-069	8098-142	8098-160
8098-164	8098-170	8098-194	8098-197	8122-027

Quantity:  35

BOX:     1879

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-033	3146-169	3146-297	5159-034	5159-068	51637-070
51637-209	51637-231	5520-066	5520-099	5520-122	5520-233
5520-288	5520-326	5520-341	5520-433	5520-476	5520-480
6424-003	6424-013	6424-078	6424-162	6424-263	6424-324
6424-367	6424-415	8090-072	8098-003	8098-017	8098-060
8122-017	8122-067	8122-090	8224-003	8224-078

Quantity:  35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX: 1880

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-058	3146-247	3146-292	5159-057	5159-070	5159-077
51637-074	51637-079	51637-201	51637-242	51637-271	51637-279
5520-007	5520-082	5520-121	5520-184	5520-370	5520-389
6424-289	6424-346	6424-380	6424-407	6424-449	6424-486
6424-538	8090-004	8090-044	8098-010	8098-163	8098-188
8224-039	8224-084	8224-092	8224-141	8280-001

Quantity:  35

BOX:     1881

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-004	3146-100	3146-125	3146-138	3146-173	5159-012
5159-029	51637-282	5520-002	5520-005	5520-159	5520-243
5520-382	5520-385	5520-465	5520-468	6424-010	6424-100
6424-118	6424-202	6424-213	6424-276	6424-279	6424-314
6424.431	6424-460	6424-462	6424-506	8098-051	8098-093
8122-045	8224-031	8224-074	8224-094	8224-104

Quantity:  35

BOX:     1882

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-080	3146-116	3146-161	3146-227	3146-239	3146-240
3146-293	51637-064	5520-107	5520-109	5520-146	5520-182
5520-192	5520-330	5520-333	5520-424	5520-462	6424-002
6424-063	6424-069	6424-311	6424-366	6424-507	8090-024
8090-048	8090-117	8098-053	8098-082	8098-133	8098-150
8098-172	8098-181	8122-022	8122-075	8122-086

Quantity:  35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1883

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-011	3146-069	3146-105	3146-168	3146-197	3146-252
5159-005	51637-023	51637-187	51637-256	51637-257	51637-296
5520-067	5520-157	5520-218	5520-269	5520-351	5520-472
6424-075	6424-097	6424-145	6424-158	6424-207	6424-229
6424-579	8098-023	8098-042	8098-121	8122-039	8122-043
8122-061	8122-099	8224-055	8224-064	8224-117

Quantity:  35

BOX:     1884

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-057	5159-053	5159-059	51637-003	51637-012	51637-081
51637-104	51637-148	51637-195	51637-274	51637-301	5520-128
5520-283	5520-284	5520-315	5520-320	5520-331	5520-343
5520-345	5520-428	6424-007	6424-009	6424-083	6424-392
6424-410	6424-417	6424-455	6424-495	6424-497	6424-505
8090-006	8098-030	8098-106	8224-032	8224-095

Quantity: 35

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1886

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-063	3146-072	3146-076	3146-082	3146-115	5159-052
5159-058	51637-230	5520-040	5520-106	5520-156	5520-161
5520-166	5520-205	5520-259	5520-272	5520-317	5520-355
5520-430	6424-042	6424-096	6424-157	6424-164	6424-194
6424-319	6424-350	6424-362	6424-372	6424-403	6424-550
8090-002	8098-036	8098-183	8122-016	8224-059	8224-083
8224-133

Quantity: 37

BOX:     1887

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-099	3146-101	3146-152	3146-242	51637-071	51637-075
51637-196	51637-277	5520-020	5520-054	5520-061	5520-097
5520-261	5520-309	5520-412	5520-499	6424-030	6424-056
6424-184	6424-201	6424-304	6424-445	6424-466	6424-468
6424-471	6424-475	8090-050	8090-051	8090-071	8090-095
8090-115	8098-186	8122-053	8224-052	8224-113	8224-121
8224-130

Quantity: 37

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

BOX:     1888

4 T/O CABLES FOR TIDELANDS

3D ARIES CABLES

3146-018	3146-067	3146-154	51637-117	51637-193	51637-207
51637-232	5520-062	5520-171	5520-199	5520-209	5520-322
5520-327	5520-346	5520-358	5520-386	6424-054	6424-208
6424-215	6424-288	6424-368	6424-416	6424-456	6424-562
8090-111	8098-002	8098-071	8098-089	8098-126	8098-139
8098-157	8098-185	8122-049	8122-063	8224-070	8224-115
8224-145

Quantity: 37

BOX:     1896

ARIES BASELINE CABLES FOR TIDELANDS

ARIES OCTAL CABLES

5407-043	5407-057	5407-070	5407-090	5407-094	5407-100
5407-108	5407-111	5407-147	6415-11	6415-20	6415-21
6415-28	6415-40	6704-009b	6704-014b	6704-024b	6704-026b
6704-027b	6704-040b	8123-44b	8123-53b

Quantity:  22

BOX:     1897

ARIES BASELINE CABLES FOR TIDELANDS

ARIES OCTAL CABLES

5407-059	5407-079	5407-080	5407-083	5407-087	5407-088
5407-109	5407-140	6415-18	6415-39	6704-004b	6704-012b
6704-020b	6704-034b

Quantity:  14

Initial	/s/ CWJ	/	WAW
	GECC		TGC Industries, Inc.

ANNEX A

TO

COLLATERAL SCHEDULE NO. 001

TO MASTER SECURITY AGREEMENT

DATED AS OF 10/22/04

CERTIFICATE OF DELIVERY/INSTALLATION

To: General Electric Capital Corporation (together with its successors and assigns, if any, “Secured Party”)

Pursuant to the provisions of the above Collateral Schedule to the above Master Security Agreement and the related Promissory Note (collectively, the “Loan”), the undersigned (“Debtor”) hereby certifies and warrants that (a) all Equipment listed below has been delivered and installed (if applicable); (b) the Debtor has inspected the Equipment, and all such testing as it deems necessary has been performed by Debtor, Supplier or the manufacturer and; (c) Debtor has found all such Equipment to be satisfactory and meets all applicable specifications and is fully operational for its intended use.

Number of Units	Manufacturer	Serial Numbers	Model and Type of Equipment

1	ARAM Aries	SP376	Seismic Processor Module w/fast download capability
4	ARAM Ariies		PC - Quad Line Interface Cards
1	ARAM Ariies		Impulse Source Software
1	ARAM Aires		Vibroseis Option.
2	Misc Test Equipment		Additional Flat Panel Display Units w/Mounting Hardware
1	ARAM Aries		Standard Installation Kit
1	Misc Test Equipment	TD276	Dual 3490 tape drive w/ mounting hardware
1	Misc Test Equipment	20235	iSYS-V12 thermal plotter w/mounting hardware
350	AMAR Aries		Remote Acquisition Module (Rams)
18	ARAM Aries		Line Tap Unit (A-LTUs)
480	ARAM Aries		Lead Acid Battery Pack
16	ARAM Aries		Lead Acid Battery Charger
700	ARAM Aries		Seismic Land-Lt Cable 300M
1400	ARAM Aries		Land Cable Back to Backs intergrated
36	ARAM Aries		Seismic Multiport Baseline Cable 280M
72	ARAM Aries		Land Baseline Cable Back to Backs Intergrated
4	ARAM Aries		Multiport Baseline Splitter Cable.
4	Misc Test Equipment		Hand held test unit w/meter and matching Geophone Adapter
4	Misc Test Equipment		Power Head w/9-volt Battery
1	ARAM Aries		Battery Discharge Station
1	International	1 HTLDTVN8EHA55043	Truck

Equipment more fully described on Schedule B to Collateral Schedule No. 001

Equipment immediately listed above is located at: 1304 Summit Ave, Suite 2, Plano, Collin County, TX 75074

TGC Industries, Inc.

By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	President/CEO
Date:	10/22/04

Date

General Electric Capital Corporation

16479 Dallas Parkway #300

Addison, TX 75001-2512

Gentlemen:

You are hereby irrevocably authorized and directed to deliver and apply the proceeds of your loan to the undersigned evidenced by that Note dated 10/26/04 and secured by that Security Agreement or Chanel Mortgage dated 10/22/04, as follows:

GEO-X Systems, Ltd.	$2,386,149.00

GE capital Corporation Documentation Fee	$500.00

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned borrowing,

Very truly yours,

TGC Industries, Inc.

By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	President/CEO